Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-291383) of Wolfspeed, Inc. of our report dated August 20, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
August 20, 2026